UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2008

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
          On March 13, 2008, The Talbots, Inc. (“Talbots”) was advised by Sumitomo Mitsui Banking Corporation (“Lender”) that the lender had approved an increase in the Company’s available borrowing limit under its exisiting Uncommitted Line of Credit Facility from $25,000,000 to $50,000,000.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: March 14, 2008	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller